Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the SEC on August 16, 2021

Introduction
We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited balance sheet of SC Health as of June 30, 2021 with the historical unaudited consolidated balance sheet of Rockley as of June 30, 2021, giving effect to the Business Combination as if it had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited statement of operations of SC Health for the six months ended June 30, 2021 with the historical unaudited consolidated statement of operations of Rockley for the six months ended June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 combines the historical audited statement of operations of SC Health for the fiscal year ended December 31, 2020 with the historical audited consolidated statement of operations of Rockley for the fiscal year ended December 31, 2020, giving effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus/proxy statement:
•The historical unaudited financial statements of SC Health as and for the six months ended June 30, 2021 and audited financial statements of SC Health as of and for the fiscal year ended December 31, 2020; and
•The historical unaudited consolidated financial statements of Rockley as of and for the six months ended June 30, 2021 and the historical audited consolidated financial statements of Rockley as of and for the fiscal year ended December 31, 2020.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information should also be read together with “SC Health’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Rockley’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Form 8-K.

Description of the Business Combination
Pursuant to the Business Combination Agreement, Rockley shareholders, which includes shares issued to convert Rockley’s convertible loan notes and warrants to equity, transferred their shares in Rockley to HoldCo, a newly formed entity. HoldCo further undertook a stock split based upon an exchange ratio to align the valuation of Rockley’s shares with the valuation of the SC Health’s shares. Rockley MergerSub Limited (“MergerSub”), another newly formed entity and a wholly owned subsidiary of HoldCo, will merge with SC Health, with SC Health surviving the merger. All SC Health’s ordinary shares outstanding immediately after the merger with Merger Sub will be exchanged with HoldCo for the right to receive HoldCo ordinary shares and HoldCo becomes a public company.

The aggregate merger consideration for Rockley to receive will be 114,811,411 HoldCo ordinary shares at a deemed value of $10 per share for an aggregate merger consideration of $1,148.1 million.

Exhibit 99.1
Accounting for the Business Combination
The Business Combination will be accounted for as a forward recapitalization in accordance with GAAP. Under this method of accounting, SC Health has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on current shareholders of Rockley having a relative majority of the voting power of the combined entity, and as such, having the power to appoint a majority of the member of HoldCo’s board of directors, the operations of Rockley prior to the acquisition comprising the only ongoing operations of the combined entity and senior management of Rockley comprising the majority of the senior management of the combined entity. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Rockley with the acquisition being treated as the equivalent of Rockley issuing stock for the net assets of SC Health, accompanied by a recapitalization. The net assets of SC Health will be stated at historical cost, with no goodwill or other intangible assets recorded.

Other Events in Connection with the Business Combination
•The board of directors of HoldCo approved and implemented a director compensation program for HoldCo’s non-employee directors (the “Director Compensation Program”). Under the Director Compensation Program, and following the filing of a registration statement on Form S-8 with respect to the 2021 Plan, HoldCo expects to grant (i) an “Initial RSU Award” to each non-employee director in connection with the closing of the Business Combination and (ii) an “Annual RSU Award” following the conclusion of each regular annual meeting of HoldCo’s shareholders commencing with the 2022 annual meeting, to each non-employee director who continues serving as a member of HoldCo’s board of directors. In addition, each eligible non-employee director will receive an annual cash retainer in connection with their service on HoldCo’s board of directors and respective committees. For additional information, including size of any cash retainers, and the size and vesting terms of the Initial RSU Award and Annual RSU Award, see “Executive Compensation—Director Compensation.”
•Following the filing of a registration statement on Form S-8 with respect to the 2021 Plan, the board of directors of HoldCo is also expected to approve grants of stock options and RSU awards to select members of the management team. For additional information, including the size and vesting terms application to these awards, see “Executive Compensation—HoldCo Executive Compensation.”
•In addition, HoldCo expects to enter into new employment agreements with its executive officers, including its named executive officers. The terms of these new employment agreements, including compensation, have been prepared as to form but remain subject to change. Accordingly, the effect of the new employment arrangements with HoldCo’s executive officers has been included in the unaudited pro forma condensed combined financial information. For additional information, see “Executive Compensation—HoldCo Executive Compensation—Executive Employment Arrangements—Post-Closing Agreements.”
•All of the Rockley issued and outstanding convertible loan notes (other than certain convertible notes issued in connection with Rockley’s term facility with Argentum Securities Ireland plc), inclusive of interest accrued thereon, converted into ordinary shares of HoldCo at a conversion price of $10.00 per share, and outstanding options exercisable for Rockley ordinary shares will rollover into options exercisable for HoldCo ordinary shares. On May 25, 2021, Rockley entered into an agreement in principle to amend the payment and maturity terms of the Argentum term facility such that 30% of the outstanding principal balance is expected to be converted to ordinary shares of HoldCo at the time of the Business Combination and 70% which would otherwise be redeemable after the closing of the Business Combination is expected to mature on August 31, 2022. For additional information, see “Rockley’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Combination and Public Company Costs” and Note 16 to the notes to the condensed consolidated financial statements of Rockley Photonics Limited.

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity at closing of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. SC Health and Rockley have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Exhibit 99.1

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in thousands, except share and per share amounts)

	SC Health	Rockley	Transaction Accounting Adjustments	Ref	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	35	$35,395	$126,565	A	$161,995
Accounts receivable	—	2,411	—		2,411
Other receivable	—	23,037	—		23,037
Prepaid expenses	48	7,724	—		7,772
Other current assets	—	258	—		258
Total current assets	83	68,825	126,565		195,473
Property, equipment and finance lease right-of-use assets, net	—	8,170	—		8,170
Equity method investments	—	4,711	—		4,711
Intangible assets	—	3,048	—		3,048
Cash and marketable securities held in trust account	93,839	—	(93,839)	C	—
Other non-current assets	—	11,715	(8,427)	E	3,288
Total assets	93,922	$96,469	$24,299		$214,690
Liabilities					—
Accounts payable and accrued expenses	1,005	$20,796	$(4,875)	F	$16,926
Long-term debt, current portion	—	—	12,500	J	12,500
Other current liabilities	1,035	1,020	(1,035)	K	1,020
Total current liabilities	2,040	21,816	6,590		30,446
Long-term debt, net of current portion	—	194,328	(183,064)	L	11,264
Deferred underwriting fee payable	6,038	—	(6,038)	F	—
Warrant liabilities	32,502	—	—		32,502
Other long-term liabilities	—	2,719	—		2,719
Total liabilities	40,580	218,863	(182,512)		76,931
Class A ordinary shares subject to redemption	48,342	—	(48,342)	M	—
Shareholders’ Equity
Ordinary shares	—	—	—	N	—
Class A ordinary shares	—	—	—	N	—
Class B ordinary shares	—	—	—	N	—
Additional paid-in capital	30,382	205,823	229,771	N	465,976
Accumulated deficit	(25,382)	(328,217)	25,382	O	(328,217)
Total shareholders’ equity	5,000	$(122,394)	$255,153		$137,759
Total liabilities and shareholders’ equity	93,922	$96,469	$24,299		$214,690

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Exhibit 99.1

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in thousands, except share and per share amounts)

	SC Health	Rockley	Transaction Accounting Adjustments	Ref	Pro Forma Combined	Ref
Revenue	$—	$3,966	$—		3,966
Cost of revenue	—	8,283	—		8,283
Gross profit	—	(4,317)	—		(4,317)
Selling, general and administrative expenses	1,066	14,020	198	a
			1,256	b
			754	c	17,294
Research and development	—	33,531	331	b	33,862
Operating loss	(1,066)	(51,868)	(2,539)		(55,473)
Interest income (expense), net	9	(326)	(9)	d	(326)
Other income	—	2,860	—		2,860
Equity method investment loss	—	(760)	—		(760)
Change in fair value of debt instruments	—	(45,661)	45,661	h	—
Realized and unrealized gain/loss on foreign currency	—	631	—		631
Change in fair value of warrant liabilities	(13,447)	—	—		(13,447)
Gain from termination of forward purchase agreement	2,951	—	(2,951)	e	—
Income (loss) before income taxes	(11,553)	(95,124)	40,162		(66,515)
Income tax expense	—	210	—		210
Net income (loss)	$(11,553)	$(95,334)	$40,162		$(66,725)
Net loss per share
Basic and diluted					$(0.53)	f
Weighted average shares outstanding
Basic and diluted					126,575,257	g

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Exhibit 99.1

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal year Ended December 31, 2020
(in thousands, except share and per share amounts)

	SC Health (As Restated)	Rockley	Transaction Accounting Adjustments	Ref	Pro Forma Combined	Ref
Revenue	$—	$22,343	$—		22,343
Cost of revenue	—	24,240	—		24,240
Gross profit	—	(1,897)	—		(1,897)
Selling, general and administrative expenses	1,736	20,260	198	a
			389	b
			754	c	23,337
Research and development	—	35,900	542	b	36,442
Operating loss	(1,736)	(58,057)	(1,883)		(61,676)
Interest income (expense), net	644	(189)	(644)	d	(189)
Equity method investment loss	—	(1,274)	—		(1,274)
Change in fair value of debt instruments	—	(20,163)	20,163	h	—
Realized and unrealized gain/loss on foreign currency	—	(25)	—		(25)
Change in fair value of warrant liabilities	(5,489)	—	—		(5,489)
Gain from termination of forward purchase agreement	(1,641)	—	1,641	e	—
Income (loss) before income taxes	(8,222)	(79,708)	19,277		(68,653)
Income tax expense	—	569	—		569
Net income (loss)	$(8,222)	$(80,277)	$19,277		$(69,222)
Net loss per share
Basic and diluted					$(0.55)	f
Weighted average shares outstanding
Basic and diluted					126,575,257	g

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Business Combination is accounted for as a forward recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Rockley with the acquisition being treated as the equivalent of Rockley issuing stock for the net assets of SC Health, accompanied by a recapitalization. The net assets of SC Health will be stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus/proxy statement and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the combined entity’s additional paid-in capital (“APIC”) and are assumed to be cash settled.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Exhibit 99.1

2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 reflects the following adjustments:

	Amount	Ref
	(In thousands)
Cash inflow from PIPE Financing	$100,000	B
Cash inflow from SC Health’s trust account	17,966	C
Cash inflow from SC Health Sponsor	50,000	D
Payment from SC Health’s deferred IPO fees and SC Health’s accrued transaction-related liabilities	(4,392)	F
Payments of estimated financing fees	(25,820)	G
Payments of estimated transaction fees incurred by Rockley	(5,185)	H
Payments of estimated transaction fees incurred by SC Health	(5,569)	I
Settlement of SC Health promissory note	(435)	J
Net Pro Forma adjustment to cash	126,565	A

B – Represents gross proceeds attributable to the issuance of 10.0 million HoldCo Ordinary Shares for $10 per share, or $100.0 million in aggregate gross proceeds, upon the close of the PIPE Financing that occurred immediately prior to the close of the Business Combination.

C – Represents cash equivalents released from SC Health’s trust account and relieved of restrictions regarding use upon consummation of the Business Combination and, are available for general use by the combined company.

D – Represents gross proceeds attributable to the issuance of 5.0 million shares of HoldCo for $10 per share, or $50 million in gross proceeds from SC Health Sponsor that occurred immediately prior to the close of the Business Combination.

E – Represents deferred legal, accounting and other costs incurred as liabilities on Rockley’s balance sheet that are directly related to the Transactions. For purposes of the forward recapitalization, these transaction costs are treated as a reduction of the cash proceeds resulting from the Business Combination and accordingly, the deferred asset will be de-recognized as a reduction to additional paid-in capital at the close of the Business Combination. Refer to balance sheet adjustments A for the corresponding adjustments to cash, accounts payable and accrued expenses reported for the combined company and balance sheet adjustment N for the corresponding adjustment to additional paid-in capital reported for the combined company.

F – Represents cash that will be used to pay 1) underwriting fees incurred by SC Health in connection with the Initial Public Offering, for which payment was deferred until consummation of a business combination, and 2) transaction-related expenses accrued and reported as liabilities on SC Health’s and Rockley’s balance sheet as of June 30, 2021. Detail of amounts accrued on SC Health and Rockley’s balance sheets are as follows:

SC Health’s deferred IPO underwriting commissions	$6,038
Less: IPO underwriting discount	(1,510)
SC Health’s deferred IPO underwriting commission paid	4,528

SC Health’s deferred transaction fees	1,005
Rockley’s deferred transaction fees	5,201
Total deferred costs and accrued expenses paid at or after Business Combination close	$10,734

G – Represents financing fees for which payments were made upon consummation of a Business Combination.

Exhibit 99.1
H – Represents cash that are used or will be used to pay the estimated direct and incremental transaction costs, legal and other fees, that will be due from Rockley on the Business Combination close date, but have not yet been accrued and reported as a liability on Rockley’s balance sheet. For purpose of a forward recapitalization transaction, these direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, reported as a reduction to additional paid-in capital. Refer to balance sheet adjustments N for the corresponding pro forma adjustment to additional paid-in capital reported for the combined company.

I – Represents cash used to pay the estimated direct and incremental transaction costs, legal and other fees, that will be due from SC Health on the Business Combination close date, but have not yet been accrued and reported as a liability on SC Health’s balance sheet. For purpose of a forward recapitalization transaction, these direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, reported as a reduction to additional paid-in capital. Refer to balance sheet adjustments N for the corresponding pro forma adjustment to additional paid-in capital reported for the combined company.

J – Represents the current portion of the convertible loan notes that was not convert into equity upon consummation of the business combination.

K – Represents SC Health promissory notes payable to related party. The related party forgave $0.6 million of the outstanding balance as of June 30, 2021 and the remaining balance were paid upon the closing of the Business Combination.

L – Represents a series of sequential steps of converting most of Rockley’s convertible loan notes and related accrued interest to Rockley’s ordinary shares at a conversion price of $24.84 per share, then subsequently converting to HoldCo’s ordinary shares for which HoldCo will undertake a stock split prior to the Business Combination. Interest will continue to accrue on the convertible notes through the date that the Business Combination is consummated, increasing the aggregate notes payable obligation for which HoldCo Ordinary Shares were exchanged. $23.8 million of the convertible loan note did not convert into equity upon consummation of the business combination of which $12.5 million has been reclassified to long-term debt, current portion. Refer to balance sheet adjustment N for the pro forma impact of this exchange on additional paid-in capital reported for the combined company.

M – Represents the reclassification of SC Health redeemable Class A ordinary shares to permanent equity upon consummation of Business Combination. Balance sheet adjustment O presents the corresponding pro forma impact that the reclassification of SC Health redeemable Class A ordinary shares to permanent equity would have on the pro forma amounts reported for both the par value of HoldCo ordinary shares and additional paid-in capital of the combined company.

N – Represents the net impact of the following pro forma adjustments related to (1) the Business Combination, inclusive of the issuance of HoldCo ordinary shares for Rockley’s issued and Outstanding ordinary shares, stock split effected, immediately prior to the Business Combination, SC Health’s issued and outstanding Class A ordinary shares prior to the Business Combination, (3) the PIPE Financing, (4) transaction costs, and (5) certain other transactions triggered by the Business Combination on the capital accounts of the combined company:

	Holdco Par Value	SC Health Par Value		Rockley Par Value
	Ordinary Shares	Class A Ordinary Shares	Class B Ordinary Shares	Ordinary Shares	Additional Paid-in Capital
Redemption of SC Health shares to Class A Ordinary Shares	—	—	—	—	(27,532)
Conversion of SC Health Class B to Class A Ordinary Shares	—	—	—	—	—
PIPE Financing	—	—	—	—	100,000
SC Health Sponsor	—	—	—	—	50,000
Conversion of Rockley’s convertible loan notes to Ordinary Shares	—	—	—	—	170,564
Adjustment for share issuance and conversion transaction	—	—	—	—	293,032
Estimated SC Health transaction costs	—	—	—	—	(4,298)
Estimated Rockley’s transaction costs	—	—	—	—	(9,741)
Estimated financing transaction costs	—	—	—	—	(25,820)

Exhibit 99.1

	Holdco Par Value	SC Health Par Value		Rockley Par Value
Elimination of SC Health’s historical retained Earnings	—	—	—	—	(23,402)
Total adjustments to par value and additional paid-in capital	—	—	—	—	229,771

O – Represents the aggregate impact of the pro forma adjustments to the combined company’s accumulated deficit to eliminate of SC Health accumulated deficit to additional paid-in capital.

3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021 and for the Fiscal year Ended December 31, 2020

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the fiscal year ended December 31, 2020 reflects the following adjustments:

a – Recognition of executive officers and employees’ compensation under the new employment agreements for the period after Business Combination. The adjustment does not include $3.8 million in bonuses to our executive officers and employees that will be paid contingent upon, and no later than shortly following, the closing of the Business Combination because these bonuses will not have a continuing impact on ongoing operations.

b – Recognition of executive officers and employees’ stock compensation for the period after Business Combination.

c – Recognition of Director Compensation Program RSU and Cash Considerations for the period prior to the 2021 Business Combination.

d – Represents the elimination of interest income earned on cash equivalents held in SC Health’s trust account during the period. Cash equivalents will be released from SC Health’s trust account and available for general use by the combined company upon closing of the Business Combination.

e – Represents the elimination of the Forward Purchase Agreement with SC Health upon closing of the Business Combination.

f – Basic and diluted net loss per share as a result of the pro forma adjustments.

g – Basic and diluted weighted average ordinary shares outstanding as a result of the pro forma adjustments.

h – Represents the elimination of adjustments to the fair value of convertible loan notes which will be converted into Rockley’s Ordinary shares prior to closing of the Business Combination.

	Six Months Ended	Year Ended
	June 30, 2021	December 31, 2020
Numerator
Pro forma net loss	$(66,725)	$(69,222)
Denominator
Current Rockley Shareholders	103,916,607	103,916,607
SC Health Shareholders	1,777,150	1,777,150
Sponsor Shareholders	10,562,500	10,562,500
PIPE Investors	10,000,000	10,000,000
Other Shareholders[1]	319,000	319,000
1 The Company has entered into an agreement in principle with Cowen to issue 319,000 ordinary shares at a value of $10.00 per share pursuant to a private placement exemption under Section 4(a)(2) of the Securities Act in lieu of cash payment for a portion ($3.19 million) of the fees payable to Cowen as part of the transaction costs.

Exhibit 99.1

	Six Months Ended	Year Ended
Total	126,575,257	126,575,257
Net loss per share
Basic and diluted	$(0.53)	$(0.55)